Exhibit 16.1

August 3, 2005

Securities and Exchange Commission

101 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Core-Mark Holding Company Inc., pursuant to Item 14 of Core-Mark Holding Company, Inc.’s Form 10. We agree with the statements concerning our Firm in such Form 10.

Very truly yours,

/s/ Burr, Pilger & Mayer LLP